UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 17, 2015 (February17, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 650

Houston, Texas 77056

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08              Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01              Other Events.

Annual Meeting of Stockholders

Magnum Hunter Resources Corporation (the “Company”) currently intends to hold its annual meeting of common stockholders on or about Wednesday, June 10, 2015 (the “Annual Meeting”).  The exact date, time and location of the Annual Meeting will be specified in the Company’s proxy statement for the Annual Meeting.

Because the date of the Annual Meeting is expected to be advanced more than 30 calendar days from the date of the anniversary of the Company’s 2014 annual meeting of stockholders, the Company is affirming the deadline for receipt of stockholder proposals submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the Annual Meeting.  In order to be considered timely, such proposals must be received by the Company’s Corporate Secretary at the Company’s principal executive offices at 777 Post Oak Boulevard, Suite 650, Houston, Texas 77056 no later than the close of business on February 27, 2015, which the Company considers to be a reasonable time before it begins to print and send its proxy materials for the Annual Meeting.  Such proposals must comply with the rules and regulations of the Securities and Exchange Commission under Rule 14a-8 regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: February 17, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer